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SPINE-TECH, INC.
EXHIBIT 11 - STATEMENT RE:  COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                                      Year ended December 31,
                                                                 1996           1995           1994
                                                            ----------     ----------     ----------
PRIMARY LOSS PER SHARE:

   Average shares outstanding                                9,831,733      5,633,473      2,090,000
   Common share equivalents                                         --      1,534,143             --

   SAB No. 83 shares -- for stock options
    granted at an exercise price less than the
    initial public offering price during the
    12 months preceding the initial public
    offering using the treasury method                              --         93,850        375,398
                                                            ----------     ----------     ----------
   Total                                                     9,831,733      7,261,466      2,465,398
                                                            ----------     ----------     ----------
                                                            ----------     ----------     ----------

    Net income (loss)                                       $ (247,000)    $  268,000     $ (379,000)
                                                            ----------     ----------     ----------
                                                            ----------     ----------     ----------

   Net income (loss) per share                              $    (0.02)    $     0.04     $    (0.18)
                                                            ----------     ----------     ----------
                                                            ----------     ----------     ----------

FULLY DILUTED LOSS PER SHARE:

   Average shares outstanding                                9,831,733      5,633,473      2,090,000
   Common share equivalents                                         --      1,637,220             --

   Preferred stock on an as if converted basis                              2,277,208      4,135,232

   SAB No. 83 shares -- for stock options
    granted at an exercise price less than the
    initial public offering price during the
    12 months preceding the initial public
    offering using the treasury method                              --         93,850        375,398
                                                            ----------     ----------     ----------
   Total                                                     9,831,733      9,641,751      6,600,630
                                                            ----------     ----------     ----------
                                                            ----------     ----------     ----------

                                                            ----------     ----------     ----------
   Net income (loss)                                        $ (247,000)    $  268,000     $ (379,000)
                                                            ----------     ----------     ----------
                                                            ----------     ----------     ----------

   Net income (loss) per share                              $    (0.02)    $     0.03     $    (0.06)
                                                            ----------     ----------     ----------
                                                            ----------     ----------     ----------
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